                                                                    EXHIBIT 99.1


[QLT LOGO]  QLT Inc.       887 Great Northern Way             t 604.707.7000
                           Vancouver, BC Canada V5T 4T5       f 604.707.7001
                                                              www.qltinc.com
news release

             QLT REPORTS 2003 FOURTH QUARTER AND FULL YEAR EARNINGS PER SHARE OF $0.13 AND $0.65 AND PROVIDES GUIDANCE FOR 2004

FOR IMMEDIATE RELEASE                                          FEBRUARY 11, 2004

Vancouver, Canada--QLT Inc. (NASDAQ: QLTI; TSX: QLT) announced today earnings per share, for the three months and full year ended December 31, 2003 were $0.13 and $0.65, respectively, in line with Company guidance for the full year. Unless specified otherwise all amounts are in US dollars and reported under US GAAP.

2003 SALES

As previously announced, Visudyne(R) sales were $95.9 million for the quarter and $357 million for the year ended December 31, 2003. Visudyne sales figures for the fourth quarter and the full year represent increases of 24% over both sales in the fourth quarter and annual sales in 2002.

"This past year we have enjoyed many successes, including continued growth in sales and earnings, as well as the recent CMS intention to expand coverage of Visudyne for certain people with occult and minimally classic AMD," said Paul Hastings, President and Chief Executive Officer. "In 2004 we expect to build on the success of 2003, see continued growth in both the top and bottom line, demonstrate further progress in our clinical development programs, and once again set realistic financial targets and goals and demonstrate our ability to meet them."

2004 GUIDANCE

Based on recent sales results and current trends in Visudyne sales, QLT is guiding to 2004 sales in the range of $420 million to $455 million at current exchange rates. EPS for 2004 are expected to range from $0.74 to $0.86, or growth over 2003 of 14% to 32%.

2003 RESULTS

REVENUES

The Company's revenues reached $39.5 million for the quarter and $146.8 million for the year in 2003, growing by 20% and 33% from the 2003 fourth quarter and year, respectively. QLT's share of Visudyne net profit (excluding the recovery of manufacturing and other costs) for the fourth quarter and the year were 28% and 30% of Visudyne sales, respectively. This compares to 2002 profit share rates of 32% in the fourth quarter and 27% for the year.

RESEARCH AND DEVELOPMENT

Expenditures for research and development (R&D) were $12.3 million for the fourth quarter and $44.9 million for the full year 2003. This compares to 2002 R&D expenditures of $12.7 million in the fourth quarter and $42.3 million for the year.

SG&A

Total selling, general and administrative (SG&A) expenses for the fourth quarter and full year 2003 were $6.7 million and $16.8 million, respectively. This compares to 2002 SG&A expenses of $3.6 million for the fourth quarter and $16.1 million for the year. 2003 SG&A expenses were higher primarily due to a one-time $2 million fourth quarter expense, to fund a previously discussed Wilmer Eye Institute endowment at Johns Hopkins University in Baltimore.

CASH AND SHORT-TERM INVESTMENTS

Cash and short-term investment securities increased to $495.4 million at December 31, 2003, up from $207.9 million at the beginning of the year.

2004 OUTLOOK

REVENUES

Total revenues for the Company are expected to range from $165 million to $180 million in 2004. The Company expects that its share of profit from its alliance with Novartis (excluding the recovery of manufacturing and other costs) will be approximately 30% to 31.5% of Visudyne sales for 2004.

RESEARCH AND DEVELOPMENT

The Company expects R&D spending (net of tax credits) in the range of $42 million to $47 million, due mainly to the Company's ongoing Phase III clinical studies for Visudyne to expand labeling and pursue combination studies, and additional clinical studies to progress QLT0074 in androgenic alopecia, benign prostate hyperplasia, and other 0074 preclinical dermatology programs.

SG&A

The Company expects SG&A expenses in 2004 to be in the range of $15 million to $17 million.

CASH AND SHORT-TERM INVESTMENTS

The Company expects to continue to add to its cash reserves throughout 2004, bringing these reserves to $550 million to $570 million by the end of the year.

CLINICAL UPDATE

The Phase III multiple basal cell carcinoma (MBCC) study that has been enrolling patients since October 2002 is being discontinued. As previously communicated this trial had been slow to enroll patients due to the trial design imposing surgical resection at the end of the trial period in all patients. It has become clear that the current design and trial will not lead to an appropriate assessment of efficacy in a manner to achieve a timely registration. Given the length of time required to complete the MBCC trial and its relatively small market potential we are discontinuing this trial and feel that the resources required to pursue this opportunity are better spent maximizing Visudyne's potential in AMD and other pipeline opportunities. Due to the recent good news regarding the CMS's intention to expand coverage for Visudyne, there are several Visudyne maximization in AMD initiatives in planning, including expanding trials with Visudyne in combination with triamcinolone as well as developing Visudyne using reduced light fluence to further improve efficacy in larger lesions.

ABOUT VISUDYNE

Visudyne therapy was approved in the U.S. in April 2000, and in Europe in July 2000, for the treatment of predominantly classic subfoveal choroidal neovascularization (CNV) due to age-related macular degeneration (AMD), the leading cause of severe vision loss in patients over 50. The treatment has now been approved in more than 72 countries with extended approvals in over 50 countries. QLT's revenue from Visudyne sales consists of 50% of the Visudyne profits of the Visudyne alliance with Novartis Ophthalmics, the eye health unit of Novartis AG and reimbursement for manufacturing and other costs.

QLT INC.--FINANCIAL HIGHLIGHTS

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In accordance with United States generally accepted accounting principles)


                                                                THREE MONTHS ENDED               YEAR ENDED
                                                                    DECEMBER 31,                DECEMBER 31,
(In thousands of United States dollars,                        ---------------------       ----------------------
except per share information)                                    2003          2002          2003          2002
--------------------------------------------------------       --------      -------       --------      --------
(Unaudited)

REVENUES
  Revenue from Visudyne(R)                                      $38,358      $31,808       $142,125      $104,087
  Contract research and development                               1,130        1,194          4,625         6,426
                                                               --------      -------       --------      --------
                                                                 39,488       33,002        146,750       110,513
                                                               --------      -------       --------      --------
COSTS AND EXPENSES
  Cost of sales                                                   6,647        5,805         24,328        19,073
  Research and development                                       12,259       12,679         44,905        42,252
  Selling, general and administrative                             6,702        3,639         16,820        16,092
  Depreciation                                                      875          821          3,141         3,121
  Restructuring                                                       -        2,867           (394)        2,867
                                                               --------      -------       --------      --------
                                                                 26,483       25,811         88,800        83,405
                                                               --------      -------       --------      --------
OPERATING INCOME                                                 13,005        7,191         57,950        27,108

OTHER INCOME AND EXPENSES
  Net foreign exchange gains (losses)                                25          274          3,345         (278)
  Interest income                                                 2,494        1,477          8,581         4,814
  Interest expense                                               (1,586)           -         (2,359)            -
  Write-down of investment                                         (560)      (6,204)          (560)       (6,204)
  Equity loss in NSQ                                                  -           (1)             -          (277)
  Other gains (losses)                                                -            -          1,813          (169)
                                                               --------      -------       --------      --------
                                                                    373       (4,454)        10,820        (2,114)
                                                               --------      -------       --------      --------
INCOME BEFORE INCOME TAXES                                      $13,378      $ 2,737       $ 68,770      $ 24,994

PROVISION FOR INCOME TAXES                                       (4,408)      (3,561)       (23,953)      (11,399)
                                                               ========      =======       ========      ========
NET INCOME (LOSS)                                               $ 8,970      $  (824)      $ 44,817      $ 13,595
                                                               ========      =======       ========      ========

NET INCOME PER COMMON SHARE
  Basic                                                         $  0.13      $ (0.01)      $   0.65      $   0.20
  Diluted                                                       $  0.13      $ (0.01)      $   0.65      $   0.20
                                                               --------      -------       --------      --------
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
(IN THOUSANDS)
  Basic                                                          68,874       68,349         68,733        68,228
  Diluted                                                        69,283       68,349         68,972        68,432
                                                               --------      -------       --------      --------

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QLT INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In accordance with United States generally accepted accounting principles)

                                                   DECEMBER 31,    December 31,
(In thousands of United States dollars)                    2003            2002
------------------------------------------------   ------------    -----------
                                                    (Unaudited)
ASSETS
CURRENT ASSETS
  Cash and cash equivalents                            $262,408        $128,138
  Short-term investment securities                      233,022          79,797
  Accounts receivable                                    35,395          30,186
  Inventories                                            26,808          23,900
  Current portion of deferred income tax assets          11,801          17,092
  Other                                                  16,150          13,310
                                                       --------        --------
                                                        585,584         292,423
                                                       --------        --------

PROPERTY AND EQUIPMENT                                   43,262          35,281
DEFERRED INCOME TAX ASSETS                                    -          13,966
OTHER LONG-TERM ASSETS                                    5,876           4,170
                                                       --------        --------
                                                       $634,722        $345,841
                                                       ========        ========

LIABILITIES
CURRENT LIABILITIES
  Accounts payable                                     $  8,683        $  9,960
  Accrued restructuring charge                                -           2,631
  Other accrued liabilities                              13,574           7,027
  Deferred revenue                                        6,594          12,678
                                                       --------        --------
                                                         28,851          32,296
                                                       --------        --------
LONG-TERM DEBT                                          172,500               -
                                                       --------        --------
                                                        201,351          32,296
                                                       --------        --------

SHAREHOLDERS' EQUITY
COMMON SHARES                                           395,627         391,716
ACCUMULATED DEFICIT                                      (8,084)        (52,901)
ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)            45,828         (25,270)
                                                       --------        --------
                                                        433,371         313,545
                                                       --------        --------
                                                       $634,722        $345,841
                                                       ========        ========

As at December, 2003, there were 68,892,027 issued and outstanding common shares and 7,236,624 outstanding options to purchase common shares.

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QLT INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In accordance with United States generally accepted accounting principles)

                                                                               THREE MONTHS ENDED             YEAR ENDED
                                                                                  DECEMBER 31,               DECEMBER 31,
(In thousands of United States dollars)                                         2003         2002          2003         2002
------------------------------------------------------------------------      --------     --------      --------     --------
(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
       Net income (loss)                                                      $  8,970     $   (824)     $ 44,817     $ 13,595
       Adjustments to reconcile net income to net cash provided by operating activities:
            Depreciation                                                           875          821         3,141        3,121
            Write-down of investment                                               560        6,204           560        6,204
            Amortization of deferred financial expenses                            275            -           397            -
            Unrealized foreign exchange (gain) loss                            (10,314)        (239)       (8,375)        (566)
            Deferred income taxes                                                4,408        3,561        23,953       11,399
            Restructuring                                                            -        2,631          (394)       2,631
            Equity loss in NSQ                                                       -            1             -          277
        Changes in non-cash operating assets and liabilities
            Accounts receivable                                                  1,160       (4,192)        1,254       (3,314)
            Inventories                                                          3,250          (64)        2,167        7,872
            Other assets                                                           891        1,255         3,984       (3,916)
            Accounts payable                                                     3,042        4,337        (1,038)        (341)
            Accrued restructuring charge                                             -            -        (2,437)           -
            Other accrued liabilities                                            2,596        2,065         5,203         (654)
            Deferred revenue                                                    (1,853)        (939)       (8,251)       5,031
                                                                              --------     --------      --------     --------
                                                                                13,860       14,617        64,981       41,339
                                                                              --------     --------      --------     --------
CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES
       Short-term investment securities                                         11,609       16,496      (127,719)      15,907
       Purchase of property and equipment                                       (2,188)        (817)       (5,683)      (2,242)
       Proceeds from dissolution or sale of investments                              -          488             -          488
                                                                              --------     --------      --------     --------
                                                                                 9,421       16,167      (133,402)      14,153
                                                                              --------     --------      --------     --------
CASH PROVIDED BY FINANCING ACTIVITIES
       Long term debt (net)                                                        (54)           -       167,694            -
       Issuance of common shares                                                   430          797         3,903        3,726
                                                                              --------     --------      --------     --------
                                                                                   376          797       171,597        3,726
                                                                              --------     --------      --------     --------
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS                     9,592          674        31,094         (743)
                                                                              --------     --------      --------     --------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                       33,249       32,255       134,270       58,475
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                 229,159       95,883       128,138       69,663
                                                                              --------     --------      --------     --------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                      $262,408     $128,138      $262,408     $128,138
                                                                              ========     ========      ========     ========

QLT Inc. is a global biopharmaceutical company dedicated to the discovery, development, and commercialization of innovative therapies to treat cancer, eye diseases and immune disorders. Combining expertise in ophthalmology, oncology and photodynamic therapy, QLT has commercialized two products to date, including Visudyne therapy, which is the most successfully launched ophthalmology product ever. For more information, visit our web site at www.qltinc.com

QLT Inc. will hold an analyst and institutional investor conference call to discuss fourth quarter and full year results on Wednesday, February 11 at 8:30 a.m. EST (5:30 a.m. PST). The call will be broadcast live via the Internet at www.qltinc.com. A replay of the call will be available via the Internet and also via telephone at (416) 695-5800, access code 1524613.

                                      -30-

QLT Inc.:
--------
Therese Hayes
Telephone: 604-707-7000 or 1-800-663-5486
Fax: 604-707-7001

Visudyne(R) is a trade mark of Novartis AG

QLT Inc. is listed on The Nasdaq Stock Market under the trading symbol "QLTI" and on The Toronto Stock Exchange under the trading symbol "QLT."

Certain statements in this press release constitute "forward-looking statements" of QLT within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to the Company's expectations as to growth in the top and bottom line in 2004 and its ability to set realistic financial targets and goals and meet them, as well as the statements with respect to: the Company's, estimates and guidance in respect of 2004 Visudyne(R) sales and EPS, expectations for and estimates of:
QLT's total revenues in 2004, profit share from the alliance in 2004, 2004 research and development spending and SG&A expenses, expectations with respect to additions to the Company's cash reserves in 2004, opportunities to expand the market for Visudyne, progress of QLT's clinical development programs, and QLT's ability to manage operations and cost structures appropriately. These statements are only predictions and actual events or results may differ materially. Factors that could cause such actual events or results expressed or implied by such forward-looking statements to differ materially from any future results expressed or implied by such statements include, but are not limited to: the risk that future sales of Visudyne may be less than expected, our future operating results are uncertain and likely to fluctuate, currency fluctuations in our primary markets may impact our financial results, uncertainty of and timing of pricing and reimbursement may limit the future sales of Visudyne, clinical development programs may not be successful, the outcome of the pending patent and securities litigation against us may be unfavourable and have an adverse impact on our financial results, we are dependent on third-parties to commercialise Visudyne and other factors described in detail in QLT's Annual Information Form on Form 10-K, quarterly reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on our current expectations and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.


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